Exhibit 99.1

FOR IMMEDIATE RELEASE

TechTarget Reports Fourth Quarter and Full Year 2011 Financial Results

Company reports Annual Online Revenue up 12%, Annual Adjusted EBITDA up 28%

Newton, MA — February 15, 2012 — TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the three months and year ended December 31, 2011.

“Despite the challenging economic environment and a continuation of tight budgets, 2011 was a very successful year for TechTarget”, said Greg Strakosch, CEO of TechTarget. “We grew overall revenue by 11% and Adjusted EBITDA by 28% and we improved Adjusted EBITDA Margin from 21% in 2010 to 24% in 2011. In addition, we made significant progress on our two focus areas of investment; our Activity Intelligence™ Product Platform and our International roll-out.”

Total Q4 2011 revenues increased 8% to $28.9 million compared to Q4 2010. Q4 2011 online revenue increased by 7% to $26.0 million compared to Q4 2010. Online revenues represented 90% of total Q4 2011 revenues. Q4 2011 events revenue increased by 11% to $2.9 million compared to Q4 2010 and represented 10% of total Q4 2011 revenues. Total 2011 revenues increased 11% to $105.5 million compared to 2010. Total 2011 online revenue increased by 12% to $92.3 million compared to 2010. Online revenues represented 87% of total 2011 revenues. Total 2011 events revenue increased by 4% to $13.2 million compared to 2010 and represented 13% of total 2011 revenues.

Adjusted EBITDA (earnings before interest, other income and expense, income taxes, depreciation, and amortization, as further adjusted to eliminate stock-based compensation) for Q4 2011 increased 19% to $8.5 million compared to $7.1 million for Q4 2010. Adjusted EBITDA for full year 2011 increased 28% to $25.3 million compared to $19.8 million for the full year 2010.

Total gross profit margin remained flat for both Q4 2011 and full year 2011 at 77% and 74%, respectively. Online gross profit margin increased for both Q4 2011 and full year 2011 to 79% and 76%, respectively, compared to 78% and 75% for Q4 2010 and full year 2010, respectively.

Net income was $2.0 million for Q4 2011 compared to $1.3 million in Q4 2010. Adjusted net income (net income adjusted to eliminate amortization, stock-based compensation expense and the related income tax impact of these charges) for Q4 2011 was $4.6 million compared to $3.2 million for Q4 2010. Net income per basic share for Q4 2011 was $0.05 compared to $0.03 for Q4 2010. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for Q4 2011 was $0.11 compared to $0.07 for Q4 2010. Net income was $4.7 million for full year 2011 compared to a loss of $1.2 million for the full year 2010. Adjusted net income for the full year 2011 was $13.0 million compared to $8.5 million for the full year 2010. Net income per basic share for Q4 2011 was $0.12 compared to a net loss per basic share of $0.03 for the full year 2010. Adjusted net income per diluted share for the full year 2011 was $0.32 compared to $0.19 for the full year 2010.

The Company’s balance sheet and financial position remain strong. As of December 31, 2011, the Company’s cash, cash equivalents and investments totaled $63.2 million, working capital is $70.7 million, and the Company has no outstanding bank debt.

The Company also announced today that Jeff Wakely, Chief Financial Officer, is resigning effective March 15, to pursue an opportunity at a private company. He will stay on during a transition period to complete the filing of the Company’s Annual Report on Form 10-K. Janice Kelliher, the Company’s current Vice President of Finance, will then serve as interim Chief Financial Officer.

Recent Company Highlights

•

Released Nurture & Notify™ as a new service of the Activity Intelligence™ platform, a service that helps both technology marketers and their sales teams to identify highly active prospects, detect emerging projects, retarget interested buying teams, and accelerate engagement with specific accounts. The Nurture & Notify service will be available as of March 1st. Additional charges for the service will be based on a sliding scale ranging between 15 and 25 percent over the cost of the original program.

•

Announced the formation of a subsidiary and establishment of direct business operations in Sydney, Australia. The Company owns and operates three websites in Australia: SearchCIO.com.au™, SearchStorage.com.au™ and SearchSecurity.com.au™ and has 236,000 Australia-New Zealand members across its network of sites focused on enterprise IT including data centers, business intelligence, networking and enterprise applications.

•	Launched SearchSolidStateStorage.com™, a website designed to assist information technology professionals with technical research on solid state storage products including flash technologies.

•

Launched SearchConsumerization.com™ and ConsumerizeIT.com™, two websites designed to help IT professionals embrace the megatrend of “the consumerization of IT”. These new sites build on the TechTarget’s existing portfolio of security, mobile and desktop virtualization media, including SearchSecurity.com™, SearchMobileComputing.com™, and SearchDesktopVirtualization.com™.

•

Launched SearchCloudProvider.com™, a site dedicated to helping cloud service providers such as Amazon and Rackspace, telecommunications companies such as AT&T and Verizon, managed service providers (MSPs) and information technology (IT) resellers develop, deliver and optimize cloud service product offerings. This site complements the existing properties in the TechTarget cloud and virtualization portfolio which include: SearchCloudComputing.com™, SearchServerVirtualization.com™, SearchCloudSecurity.com™, SearchCloudStorage.com™, SearchVirtualDesktop.com™, SearchVirtualStorage.com™, BrianMadden.com™, and the BriForum® conference.

2012 and Q1 2012 Financial Guidance

In the first quarter of 2012, the Company expects total revenues to be within the range of $23.5 million to $24.5 million; online revenues within the range of $22.0 million to $22.8 million; events revenues within the range of $1.5 million to $1.7 million and adjusted EBITDA to be within the range of $3.3 million to $3.9 million.

For the full year 2012, the Company expects online revenue to grow in the low double digits and event revenues to be roughly flat compared to 2011. The Company expects adjusted EBITDA to grow more than 20% compared to 2011 and expects adjusted EBITDA margin for 2012 to be approximately 27%.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. Eastern Time (ET) today (February 15, 2012). Supplemental financial information and our Chief Executive Officer’s Letter to Shareholders will be posted to the Investor Information section of our website simultaneously with this press release.

NOTE: Our Chief Executive Officer’s Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Information section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 888-680-0869 (US callers) or 617-213-4854 (International callers) ten minutes prior to the call and referencing participant pass code 68238840 for both domestic and international callers. Participants may pre-register for the call at: https://www.theconferencingservice.com/prereg/key.process?key=PB6JHEXMY. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection. (Due to the length of the above URL, it may be necessary to copy and paste it into your Internet browser’s URL address field. You may also need to remove an extra space in the URL if one exists.)

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning February 15, 2012 at 7:00 p.m. ET through March 15, 2012 at 11:59 p.m. ET. To listen to the replay, dial 888-286-8010 and use the pass code 30056149. International callers should dial 617-801-6888 and also use the pass code 30056149 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and restructuring charges. The term “adjusted EBITDA margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues. The term “adjusted net income” refers to a financial measure which we define as net income adjusted for amortization, stock-based compensation and restructuring charges, as further adjusted for the related income tax impact of the adjustments. The term “adjusted net income per share” refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

Certain matters included in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: the fact that we have not yet completed our audit for the fiscal year ended December 31, 2011, and our anticipated financial results could change as a result of the audit process; market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget (NASDAQ: TTGT) is the online intersection of serious technology buyers, targeted technical content and technology providers worldwide. Our media, powered by TechTarget’s proprietary Activity Intelligence™ platform, redefines how technology professionals are viewed and influenced by marketers according to the buyer’s active projects, specific technical priorities and business needs. With more than 100 technology specific websites, we deliver technology marketers unmatched reach via custom advertising, branding and lead generation solutions all built on our extensive network of online and social media.

TechTarget has offices in Atlanta, Beijing, Boston, London, Mumbai, San Francisco and Sydney.

To learn how you can engage with serious technology buyers worldwide, visit techtarget.com and follow us @TechTarget.

(C) 2012 TechTarget, Inc. All rights reserved. TechTarget, the TechTarget logo and BriForum are registered trademarks of TechTarget. Activity Intelligence, Nurture and Notify, SearchCIO.com.au, SearchStorage.com.au, SearchSecurity.com.au, SearchSolidStateStorage.co,, SearchConsumerization.com, ConsumerizeIT.com, SearchSecurity.com, SearchMobileComputing.com, SearchDesktopVirtualization.com, SearchCloudProvider.com, SearchCloudComputing.com, SearchServerVirtualization.com, SearchCloudSecurity.com, SearchCloudStorage.com, SearchVirtualDesktop.com, SearchVirtualStorage.com, BrianMadden.com and TechTarget Social Engage are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Contacts:
Investor Inquiries	Media Inquiries
Jeff Wakely	Marilou Barsam
TechTarget	TechTarget
617-431-9458	617-431-9368
jwakely@techtarget.com	mbarsam@techtarget.com

TECHTARGET, INC.

Consolidated Statements of Operations

(in $000’s, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)
Revenues:
Online	$26,009	$24,265	$92,303	$82,330
Events	2,929	2,627	13,195	12,679

Total revenues	28,938	26,892	105,498	95,009
Cost of revenues:
Online(1)	5,500	5,359	22,373	20,402
Events(1)	1,158	854	4,765	4,313

Total cost of revenues	6,658	6,213	27,138	24,715

Gross profit	22,280	20,679	78,360	70,294
Operating expenses:
Selling and marketing(1)	10,589	9,476	39,586	37,291
Product development(1)	1,998	2,038	7,688	8,661
General and administrative(1)	3,319	3,859	13,680	15,530
Restructuring charge	—	—	384	—
Depreciation	758	630	2,759	2,389
Amortization of intangible assets	946	1,122	3,976	4,523

Total operating expenses	17,610	17,125	68,073	68,394
Operating income	4,670	3,554	10,287	1,900

Interest income, net	25	52	57	322
Other expense, net	—	(146)	—	(146)

Income before provision for income taxes	4,695	3,460	10,344	2,076
Provision for income taxes	2,713	2,136	5,655	3,258

Net income (loss)	$1,982	$1,324	$4,689	$(1,182)

Net income (loss) per common share:
Basic	$0.05	$0.03	$0.12	$(0.03)

Net income (loss) per common share:
Diluted	$0.05	$0.03	$0.12	$(0.03)

Weighted average common shares outstanding:
Basic	39,344	42,450	38,532	42,771

Weighted average common shares outstanding:
Diluted	40,536	44,935	40,210	42,771

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenues	$76	$37	$273	$173
Cost of events revenues	27	18	91	87
Selling and marketing	1,324	1,208	4,713	6,380
Product development	126	100	443	520
General and administrative	262	472	1,949	3,841

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in $000’s)

	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)

Net income (loss)	$1,982	$1,324	$4,689	$(1,182)

Interest income, net	(25)	(52)	(57)	(322)
Other expense, net	—	146	—	146

Provision for income taxes	2,713	2,136	5,655	3,258
Restructuring charge	—	—	384	—
Amortization of purchase price adjustment	323	—	398	—
Depreciation	758	630	2,759	2,389
Amortization of intangible assets	946	1,122	3,976	4,523

EBITDA	6,697	5,306	17,803	8,812

Stock-based compensation expense	1,815	1,835	7,469	11,001

Adjusted EBITDA	$8,512	$7,141	$25,273	$19,813

TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income and Net Income (Loss) per Diluted Share to

Adjusted Net Income per Share

(in $000’s, except per share amounts)

	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)

Net income (loss)	$1,982	$1,324	$4,689	$(1,182)

Amortization of intangible assets	946	1,122	3,976	4,523
Restructuring charge	—	—	384	—
Stock-based compensation expense	1,815	1,835	7,469	11,001
Amortization of purchase price adjustment	323	—	398	—

Impact of income taxes	(490)	(1,034)	(4,003)	(5,806)

Adjusted net income	$4,576	$3,247	$12,913	$8,536

Net income (loss) per diluted share	$0.05	$0.03	$0.12	$(0.03)

Weighted average diluted shares outstanding	40,536	44,935	40,210	42,771

Adjusted net income per share	$0.11	$0.07	$0.32	$0.19
Adjusted weighted average diluted shares outstanding	40,536	44,935	40,210	45,005

Options, warrants and restricted stock, treasury method included in adjusted weighted average diluted shares above	—	—	—	2,234

Weighted average diluted shares outstanding	40,536	44,935	40,210	42,771

TECHTARGET, INC.

Financial Guidance for the Three Months Ended March 31, 2012

(in $000’s)

	September 30,	September 30,
	For the Three Months Ended March 31, 2012
	Range

Revenues	$23,500	$24,500

Adjusted EBITDA	$3,300	$3,900

Depreciation, amortization and stock-based compensation	$3,262	$3,262
Interest and other income, net	$20	$20
Provision for income taxes	$30	$306

Net income	$28	$352